PURCHASE AND ESCROW AGREEMENT

THIS PURCHASE AND ESCROW AGREEMENT (the “Agreement”) is dated as of August 10, 2017 among Barry Honig, as Collateral Agent and Holder maintaining an address at 555 South Federal Highway, Suite 450, Boca Raton, FL 33432 (“Seller”), More than Words, LLC maintaining an address at 130 West 50th Street, New York, NY 10020 (the “Purchaser”) and Grushko & Mittman, P.C. maintaining an address at 515 Rockaway Avenue, Valley Stream, NY 11581 Fax: (212) 697–3575 (“Escrow Agent” together with Seller and Purchaser, each a “Party” and collectively the “Parties”).

WHEREAS, the Seller is the holder of securities issued by Function (X), Inc., a Delaware corporation (the “Company”) as set forth Schedule A, (the “Seller Securities”) on behalf of the parties identified in Schedule B (“Schedule B Parties”).

WHEREAS, the Seller Securities were issued pursuant to that certain Exchange Agreement, dated as of April 18, 2017, between the Company and the Seller.

WHEREAS, the Purchaser desires to purchase the Seller Securities from the Seller, and the Seller desires to sell the Seller Securities to the Purchaser on the terms set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1.    The Sale.

a)Subject to the terms and conditions set forth in this Agreement, Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller the Seller Securities for an aggregate purchase price of $3,000,000.00 (“Purchase Price”).

b)The sale shall only be effective upon the full payment of the entire Purchase Price. In the event the Purchaser fails to make any payment in excess of the first $250,000.00 set forth in Section 1.2(a) below this agreement shall terminate and the Seller shall retain such payment as liquidated damages.

c)Provided the Purchaser makes at least the first two (2) payments set forth in Section 1.2(a) below, then upon a default of the Purchaser to make any further payment, the Seller may terminate this agreement and the Purchaser shall acquire a pro rata portion of the Seller Securities.

1.2.    Deliveries. The parties shall deliver or shall cause to be delivered the following:

(a)The Purchaser will deliver to the Seller the Acknowledgment annexed hereto as Exhibit A executed by the Company and deliver to the Escrow Agent the Purchase Price pursuant to the following wire instructions:

TD Bank
516 East Central Avenue
Cedarhurst, NY 11516
ABA Number: 026013673
For Credit to: Grushko & Mittman P.C., IOLA Trust Account
Account Number: 4329260163

The Purchase Price shall be paid in the following installments:

(i) $250,000.00 on or before August 10, 2017;
(ii) $1,000,000.00 on or before September 10, 2017;
(iii) $1,000,000.00 on or before October 10, 2017;
(iv) $750,000.00 on or before November 10, 2017;

(b)Within five (5) business days, after receipt of the entire Purchase Price or terminating this Agreement in accordance with Section 1.1(c) above, the Seller shall deliver to the Purchaser the receipt (the “Receipt”) appropriately completed, annexed hereto as Exhibit B.

1.3.    Non-Public Information; Release. (a) In connection with the purchase of the Seller Securities, Seller, on its own behalf and on behalf of the Schedule B Parties, and Purchaser acknowledge to all the other Parties that they are aware that significant events involving the Company have occurred and, as a result thereof or otherwise, the Company may be involved in or contemplating various transactions, proceedings or negotiations not generally known to the public which may impact the value of the Seller Securities (“Excluded Information”). In connection with the sale of the Seller Securities to Purchaser, each Party, on behalf of itself and its affiliates (including, for the purpose of this entire agreement, with respect to Seller, the Schedule B Parties), hereby represents and warrants that: (i) it has decided to engage in the transaction with the Seller Securities, based on its own independent investigation, notwithstanding the Excluded Information; and (ii) it has had the opportunity to, and did in fact, consult with counsel concerning the sale of the Seller Securities and the implications for the matters set forth in this Section 1.3.

(b)    Effective upon the full payment of the entire Purchase Price and except as provided in this Agreement, the Seller Securities or as provided below, no Party nor its affiliates shall have any liability to any Releasee (defined as each Party and such Party’s officers, directors, agents, affiliates, partners, managers, shareholders or members, and the Company and its officers and directors), and each Party, on behalf of itself and its affiliates, waives any and all claims it might have against any Releasee, whether under applicable securities laws or otherwise. Effective upon the full payment of the entire Purchase Price and except as provided in this Agreement, the Seller Securities or as provided below, no Party nor its affiliates shall sue or assert or maintain, any claim, suit or other proceeding, known or unknown, which the Party or its affiliates may now or in the future have against any Releasees arising from any agreement or course of dealing between the Parties or the Company (including its directors, officers and affiliates) prior to the date hereto. Provided the Purchaser is not in default under the terms of this Agreement, the Seller and its affiliates shall forebear from commencing any action against the Releasees arising from the Seller Securities. The Company and its officers and directors are intended to be third party beneficiaries of this Section 1.3, and the Parties will, at the Company’s expense, take such further actions as are reasonably required to ensure that the Company and its officers and directors have the benefits of this Section 1.3. This Section 1.3 shall not be applicable to (i) any rights or obligations of the Company or its officers and directors or any other party arising from or in connection with the Amendment and Mutual Release Agreement among the Company and the holders of the Series G Preferred stock of the Company, the Amended and Restated Certificate of Designation of the Series G Stock and Robert X. F. Sillerman’s guaranty of the Amendment and Mutual Release Agreement, (ii) any rights or obligations of the Company or its officers and directors with respect to Purchaser and its affiliates; (iii) indemnification rights for claims by third parties (defined as persons or entities other than Releasees); or (iv) Robert X. F. Sillerman’s guaranty of this Agreement. The provisions of this Section 1.3(b) shall be (x) without effect during the pendency of any action against Seller or the Schedule B Parties (including their officers, directors, agents, affiliates, partners, managers, shareholders or members) seeking the return of all or a portion of the Purchase Price to Purchaser (including any person or entity succeeding to Purchaser’s rights) with respect to the Seller Securities (allowing, inter alia, Seller or the Schedule B Parties to take any action or make any claim necessary to defend such action), and (y) null and void if any or all of the Purchase Price is required by a court of competent jurisdiction to be repaid by the Seller to Purchaser (including any person or entity succeeding to Purchaser’s rights).

1.4.    Conflict Waiver. Grushko & Mittman, P.C., shall act as escrow agent in this transaction in addition to acting as legal counsel to Seller. Seller and Purchaser hereby acknowledge that they have been advised of a potential conflict of interest and each acknowledges this conflict of interest and agrees that Grushko & Mittman, P.C. may act as escrow agent in this transaction.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1.    Representations and Warranties of the Seller. Seller hereby makes the following representations and warranties to the Purchaser:

(a)The Seller has full power and authority to enter into this Agreement and to consummate the transaction, including, without limitation, to make representations, warranties, waivers and releases on behalf of and that are binding on the Schedule B Parties. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the transaction does not and will not: (i) if the Seller is an entity, violate the organizational documents of the Seller, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (iii) violate any provision of any federal or state statute, rule or regulation which is, to the Seller’s knowledge, applicable to the Seller; or (iv) violate any contract to which the Seller or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which the Seller is a party. No consent or approval of, or filing with, any governmental authority or other person not a Party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of this transaction.

(c)With respect to the sale of the Seller Securities the Seller has not pledged or otherwise encumbered the Seller Securities.

(d)The Seller (i) is a sophisticated person with respect to the sale of the Seller Securities; (ii) has adequate information concerning the business and financial condition of the issuer to make an informed decision regarding the sale of the Seller Securities; and (c) has independently and without reliance upon the Purchaser, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchaser’s express representations, warranties and covenants in this Agreement. The Seller acknowledges that the Purchaser has not given the Seller any investment advice, credit information or opinion on whether the sale of the Seller Securities is prudent.

(e)There are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Seller with respect to the Seller Securities.

(f)The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(g)No proceedings relating to the Seller Securities are pending or, to the knowledge of the Seller, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller’s right to transfer its portion of the Seller Securities to the Purchaser.

2.2    Representations and Warranties of the Purchaser. Purchaser hereby represents, warrants and agrees as of the date hereof:

(a)    Purchaser has full power and authority to enter into this Agreement and to consummate the transaction. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(b)    The execution, delivery and performance by Purchaser of this Agreement and consummation by Purchaser of the transaction does not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to Purchaser’s knowledge, applicable to the Purchaser; or (iii) violate any contract to which Purchaser is a party or by which Purchaser or any of its respective assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other person not a Party hereto is required for the execution, delivery and performance by Purchaser of this Agreement or the consummation of the transaction.

(c)    Purchaser is an “accredited investor” and is aware that the Seller Securities are subject to restrictions on transfer pursuant to the Securities Act.

(d)    The Purchaser is acquiring the Seller Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Seller Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Seller Securities for any minimum or other specific term and reserves the right to dispose of the Seller Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(e)    Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the issuer to reach an informed and knowledgeable decision to acquire the Seller Securities.

(f)    Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.
ARTICLE III
RELEASE OF ESCROW
3.1.    Release of Escrow.
(a)    Subject to the provisions of Section 4.2, upon the full execution of this agreement and the Escrow Agent’s receipt of any portion of the Purchase Price, the Escrow Agent shall release such portion of Purchase Price to the Seller pursuant to wire instructions provided by the Seller.
(b)    Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Parties, it shall deliver the Purchase Price in accordance with the terms of the Joint Instructions.
(c)    Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction directing delivery of Purchase Price (a “Court Order”), the Escrow Agent shall deliver the Purchase Price in accordance with such Court Order. Any Court Order shall be accompanied by an opinion of counsel for the Party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.
3.2.    Acknowledgement of Parties; Disputes. The Parties acknowledge that the only terms and conditions upon which the Purchase Price is to be released are set forth in Articles 3 and 4 of this Agreement. The Parties reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Purchase Price. Any dispute with respect to the release of the Purchase Price shall be resolved pursuant to Section 4.2 or by agreement between the Parties.
ARTICLE IV
CONCERNING THE ESCROW AGENT
4.1.    Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:
(a)    The Parties acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether any of the Parties is entitled to receipt of the Purchase Price pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.
(b)    The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Seller and Purchasers, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Seller and Purchasers under this Agreement and to no other person.
(c)    The Seller and Purchasers jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.
(d)    The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Parties. Prior to the effective date of the resignation as specified in such notice, the Seller and Purchasers will issue to the Escrow Agent a Joint Instruction authorizing delivery of t the Purchase Price to a substitute Escrow Agent selected by the Seller and Purchasers. If no successor Escrow Agent is named by the Seller and Purchasers, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Purchase Price with the clerk of any such court.
(e)    The Escrow Agent does not have and will not have any interest in the Purchase Price, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.
(f)    This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.
(g)    The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.
4.2.    Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:
(a)    If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Purchase Price, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Purchase Price pending receipt of a Joint Instruction from Seller and Purchasers, or (ii) deposit the Purchase Price with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Seller and Purchasers and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Shares and the Purchase Price. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.
(b)    The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Parties or to any other person, firm, corporation or entity by reason of such compliance.
ARTICLE V
MISCELLANEOUS

5.1    Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.2    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller, Purchaser, and Escrow Agent or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.3    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

5.4    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.5    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either Party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.6    Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.7    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.8    Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]
IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELLER:

Barry Honig, as Collateral Agent

_________________________________

PURCHASER:

More than Words, LLC

_________________________________
By:
Its:

ESCROW AGENT:

Grushko & Mittman, P.C.

_________________________________

[Schedules and Exhibits on the following pages]

SCHEDULE A

1.    440 shares of the Company’s Series F Convertible Preferred Stock; and
2.    Amended And Restated 12% Secured Convertible Promissory Note Due June 1, 2017 in the Principal Amount of $3,284,000 (the “Note”).

SCHEDULE B

David Baazov
Four Kids Investment Fund LLC
Jonathan Honig c/f Cameron Honig UTMA FL
Jonathan Honig c/f Jacob Honig UTMA FL
Jonathan Honig c/f Ryan Honig UTMA FL
Jonathan Honig c/f Harrison Honig UTMA FL
ATG Capital LLC
Stetson Capital Investments Inc.
Melechdavid Inc. Retirement Plan
Barry Honig
Paradox Capital Partners LLC
Stetson Capital Management LLC
ATG Capital LLC
GRQ Consultants Inc. Roth 401K FBO Barry Honig

EXHIBIT A

ACKNOWLEDGEMENT

Function (X), Inc., a Delaware corporation (the “Company”), acknowledges the foregoing Purchase and Escrow Agreement dated August 7, 2017 (the “Agreement”), between Barry Honig, as Collateral (the “Seller”) and More than Words, LLC (the “Purchaser”).

1.Consent and Transfer. The Company consents to the Seller’s sale of the Seller Securities (as defined in the Agreement) to the Purchaser provided for herein. The Company agrees and acknowledges that the 440 shares of the Company’s Series F Convertible Preferred Stock portion of the Seller Securities were never certificated and upon the delivery of the Receipt (as defined in the Agreement) such portion of the Seller Securities set forth in the Receipt shall be transferred to the Purchaser. In the event less than the full Note portion of the Seller Securities is being transferred the Company agrees to reissue the Note in two parts in accordance with the proportion set forth in the Receipt.

2.Release. Effective on upon the full payment of the Purchase Price under the Agreement, the Company hereby releases and discharges, unconditionally, absolutely and forever, the Seller, the Schedule B Parties, and their respective Related Parties (as defined below) from and against any and all claims the Company might have against the Seller, the Schedule B Parties, and their respective Related Parties, whether under applicable securities laws or otherwise; provided, however, this paragraph does not and is not intended to release any Party from its obligations under or in connection with the Amendment and Mutual Release Agreement among the Company and the holders of the Series G Preferred stock of the Company, the Amended and Restated Certificate of Designation of the Series G Stock and Robert X. F. Sillerman’s guaranties of the Agreement and Amendment and Mutual Release Agreement. Effective on upon the full payment of the Purchase Price under the Agreement, the Company shall not sue or assert or maintain, any claim, suit or other proceeding, known or unknown, which the Company or its affiliates may now or in the future have against the Seller, the Schedule B Parties, and their respective Related Parties arising from any agreement or course of dealing between the Company and the Seller, the Schedule B Parties, and their respective Related Parties prior to the date hereof; provided further that, unless Purchaser fails to timely pay any amount required in Section 1.2, the Company will not initiate any such suit or proceeding, but may assert claims as a defense or counterclaim in any action brought against it. For purposes hereof, the term “Related Parties” means, with respect to any Party, such Party’s officers, directors, agents, affiliates, partners, managers, shareholders or members. This Paragraph 2 shall be valid and binding at any time that Section 1.3(b) of the Agreement is valid, binding and in effect.

3.Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.Execution. This acknowledgement may executed and delivered via PDF signature. Such signature shall create a valid and binding obligation of the Company with the same force and effect as if such signature were an original thereof.

Function (X), Inc.

_______________________
By:
Its:

EXHIBIT B

RECEIPT

Barry Honig, as Seller under that certain Purchase and Escrow Agreement dated August 10, 2017, among Seller Family Juice, LLC as Purchaser and Grushko & Mittman, P.C. as Escrow Agent hereby acknowledges receipt of ___________ percent (__%) of the Purchase Price. Accordingly ___________ percent (__%) of the Note and ____ shares Series F Convertible Preferred Stock are hereby transferred to the Purchaser.

Barry Honig, as Collateral Agent

_________________________________

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